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                                                                    EXHIBIT 3.29

                             DEPARTMENT OF JUSTICE
                                  NEW ZEALAND



                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                       TOTAL ENERGY SYSTEMS (NZ) LIMITED
                                  (DN/682396)



This is to certify that TOTAL ENERGY SYSTEMS (NZ) LIMITED was incorporated under the Companies Act 1993 on the 15th day of June 1995



Neville Harris
Registrar of Companies
16 June 1995
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               CONSTITUTION OF TOTAL ENERGY SYSTEMS (NZ) LIMITED

1      CONSTITUTION AND THE COMPANIES ACT
1.1    REGISTRATION
       The company is registered under the Companies Act 1993 and is regulated by the Act and this constitution.

1.2    DEFINITIONS
       The defined words and expressions in clause 17 shall, where used in this constitution, have the meaning given to them in clause 17.

2      ISSUE OF SHARES
2.1    BOARD MAY ISSUE SHARES

       The board may with the unanimous approval of the shareholders issue shares with preferred, deferred or other special rights or restrictions, whether in regard to distributions, voting, return of capital or otherwise.

2.2    OFFER TO SHAREHOLDERS
       New shares must be offered to all shareholders in proportion to the number of existing shares held by them. The offer must be made by written notice to each shareholder stating:

       (a)  the number of shares to which that shareholder is entitled;

       (b) the consideration for which the shares will be issued and the terms on which they will be issued;

       (c) the time (not being less than 14 days nor more than 28 days) within which the offer, if not accepted, will be deemed to be declined;

       (d) that any shareholder who wishes to acquire shares in excess of that shareholder's entitlement must, when accepting the offer, state the number of excess shares which that shareholder wishes to acquire;

       (e) that any unclaimed shares will be used for satisfying the requests for excess shares; and

       (f) that if, thereafter, any shares remain unallocated, the board may offer them to any person whom the board is prepared to register as a shareholder provided that the consideration and terms of issue are no more advantageous to that person than those offered to the shareholders.

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3      PURCHASE BY COMPANY OF ITS SHARES
3.1    PURCHASE OF SHARES
       The company may purchase or otherwise acquire shares issued by the company.

3.2    OFFER TO PURCHASE SHARES
       The company may make an offer to all shareholders or to one or more shareholders to purchase or otherwise acquire shares issued by the company.

4      TRANSFER OF SHARES
4.1.1 The board may not register a duly completed transfer of any share without the unanimous consent of the shareholders.

4.1.2  Right to refuse registration of transfer
       The board may refuse or delay the registration of a duly completed transfer of any share if the board (subject only to its duty to act in good faith) considers that:

       (a) to effect the transfer would result in a breach of the law or this constitution; or

       (b) the shareholder has failed to pay to the company any amount due in respect of that share; or

       (c)  the transferee is a person without legal capacity to contract; or

       (d)  the transfer has not been properly executed; or

       (e) where a share certificate has been issued, the transfer is not accompanied by the relevant share certificate, or by evidence as to its loss or destruction and, if required, an indemnity in a form required by the board; or

       (f) it is not in the best interests of the company to register the transfer.

4.2    PRE-EMPTIVE RIGHTS ON TRANSFERS
       Except as provided in clauses 4.10 (transfer to relatives) and 4.11 (transfer approved by all shareholders) no shares may be sold or transferred by any shareholder, liquidator, official assignee or personal representative of any shareholder, unless and until, the rights of pre-emption conferred in this constitution have been exhausted.

4.3    TRANSFER NOTICE
4.3.1 Except where the transfer is made pursuant to clauses 4.10 (transfer to relatives) and 4.11 (transfer approved by all

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       shareholders), the person proposing to sell or transfer any shares
       ("proposing transferor") must give notice in writing (a "transfer notice") to the company that the proposing transferor desires to transfer the shares. The transfer notice must specify the sum which the proposing transferor considers to be the value of the shares and must (subject to this clause) make the company the proposing transfer's agent for the sale of the shares to any shareholder at the price specified or, at the option of the purchasing shareholder (as defined in clause 4.4), at the fair value to be fixed in accordance with clause 4.5.

4.3.2 If a transfer notice includes several shares it will not operate as if it were a separate transfer notice in respect of each of the shares and the proposing transferor will be under no obligation to sell or transfer part only of the shares specified in the transfer notice. The transfer notice is not revocable without the sanction of the board in writing, other than as provided in clause 4.6. If no price is specified by-a proposing transferor the proposing transferor will be deemed to want to sell or transfer the shares at their fair value.

4.4    COMPANY FINDING BUYER
       If the company, within 3 calendar months after being served with a transfer notice, finds a shareholder or shareholders willing to purchase all the shares ("purchasing shareholder") and gives notice of that to the proposing transferor, the proposing transferor will, subject to clause
       4.6 (right to revoke), be bound upon payment of the sum specified in the transfer notice or, as the case may be, at the fair value determined under clause 4.5 (subject to any lien which the company may have under the constitution to make a deduction in respect of that lien), to transfer the shares to the purchasing shareholder.

4.5    ARBITRATION OF FAIR VALUE
4.5.1 If any difference arises between a proposing transferor and a purchasing shareholder as to the value of the shares, the fair value will be fixed on the application of either party by the arbitration of a single arbitrator. Such an application must be made within 3 months of the date of the transfer notice. If the parties fail to agree on a single arbitrator, then the matter will be determined by the arbitration of 2 arbitrators, one to be appointed by each party in dispute. The arbitrators shall appoint an umpire before entering upon their reference.

4.5.2 Upon the fair value being so fixed the value specified in the transfer notice will be deemed to have been the fair value given by this clause 4.5.

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4.5.3  The arbitration will be determined in accordance with the provisions contained in the Arbitration Act 1908 or any statutory modification or re-enactment of that Act for the time being in force. The costs of any arbitration will be borne equally between the proposing transfer and the purchasing shareholder.

4.6    RIGHT TO REVOKE
       If the fair value fixed in accordance with clause 4.5 is less than the sum specified by the proposing transferor in the proposing transferor's transfer notice as the sum the proposing transferor considers to be the value, the proposing transferor will be entitled at any time before the expiration of 7 days after the date of receiving notice of the award fixing the fair value, to revoke the transfer notice.

4.7    DEFAULT BY TRANSFEROR
4.7.1 If a proposing transferor, after becoming bound to transfer the shares described in the transfer notice, defaults in transferring the shares, any director may execute a transfer of the shares on behalf of the proposing transferor, and the company may receive the purchase money and cause the name of the purchasing shareholder to be entered in the register as the holder of the shares.

4.7.2 The company will hold the purchase money (subject to any lien in favour of the company in respect of the shares) in trust for the proposing transferor. The receipt of the company for the purchase money will be a good discharge to the purchasing shareholder.

4.8    COMPANY NOT FINDING BUYER
4.8.1 If the company does not, within 3 months after being served with a transfer notice, find a shareholder or shareholders willing to purchase all the shares and gives notice to the proposing transferor to that effect, then the proposing transferor may, at any time within 3 calendar months afterwards, sell and transfer the shares, or those not placed, to any person.

4.8.2 The proposing transferor may not transfer all or any of the shares at a price lower than the value specified in the transfer notice.

4.9    OFFER TO SHAREHOLDERS
       The shares specified in a transfer notice received by the company must be first offered to the holders of the same class of shares. If more than one shareholder of that class wishes to accept the offer they will be entitled to accept

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       the shares offered in the same proportion as between themselves as their existing holding in that _______________________________________________
       offered to all other shareholders and if more than one shareholder wishes to accept they will be entitled to accept the shares offered in the same proportion as the shares held by them.

4.10   TRANSFERS TO RELATIVES
4.10.1 Shares may be transferred by a shareholder to any child, adopted child, grandchild, or spouse of the shareholder or to a trustee or any trust which is, in the opinion of the board, exclusively or principally for the benefit of any of those persons, and shares standing in the name of the trustees of the will of any deceased shareholder or of any such trustee may be transferred upon any change of trustees to the trustees for the time being of such will or trust, and the restrictions in clauses 4.2 to
       4.9 do not apply to any transfer authorized by this clause.

4.10.2 In the case of a shareholder that is a company, shares may be transferred to a wholly-owned subsidiary company, or by a wholly-owned subsidiary company to a holding company and the restrictions in clauses 4.2 to 4.9 do not apply to any transfer authorized by this clause.

4.11   TRANSFER APPROVED BY ALL SHAREHOLDERS
       Any share may be transferred by a shareholder to any person if the transfer is approved in writing, by all shareholders. The restrictions in clauses 4.2 to 4.9 do not apply to any transfer authorized by this clause.

5      TRUSTS NOT RECOGNIZED

       Except as required by law, no person will be recognized by the company as holding any share upon trust and the company shall not be bound by or be compelled in any way to recognize (even when having notice of it) any equitable, contingent, future or partial interest in any share or any interest in a fractional part except the absolute legal right to the entirety of the share vested in the registered shareholder.

6      CALLS ON SHARES

6.1    BOARD MAY MAKE CALLS
6.1.1 The board may make calls for the payment of any amounts unpaid on shares which are not payable at a fixed time or times by the terms of issue of those shares. Each shareholder shall, subject to receiving at least 14 days' written notice specifying the time or times and place of

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       payment, pay to the company at the time or times and place so specified the amount called. A call may be revoked or postponed as the board may determine.

6.1.2 Failure to give notice to a shareholder will not invalidate a call but the call will not be payable by a shareholder until a notice has been served on that shareholder.

6.1.3 The board may, in making any call, differentiate between the shareholders as to the amount to be paid and the time of payment.

6.2    TIMING OF CALLS
       A call may be made payable at the times and in the amounts which the directors decide.

6.3    LIABILITY OF JOINT HOLDERS
       Joint shareholders of a share are jointly and severally liable to pay all calls in respect of the share.

6.4    INTEREST AND EXPENSES
       If a sum called in respect of a share is not paid before or on the time payment is due, the person from whom the sum is due shall pay:

       (a) interest on that sum from the day payment was due to the day of actual payment, at the rate which the board determines either at or after the time of the call; and

       (b) all expenses which the company may incur by reason of non-payment of the sum called in respect of a share.

       The board may waive payment of all or part of that interest or expense.

6.5    INSTALMENTS
       Any sum which by the terms of issue of a share becomes payable on issue or at any fixed time shall, for all purposes, be deemed to be a call duly made and payable at the time at which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of this constitution relating to payment of interest and expenses, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified and the terms of issue shall be deemed to be written notice specifying the time and place of payment.

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7      SUSPENSION OF RIGHT TO DIVIDENDS AND LIEN

7.1    NOTICE OF SUSPENSION OF RIGHT TO DIVIDENDS
       If a shareholder fails to pay any call on the day appointed for payment, the board may, at any time after that date, while any part of the call remains unpaid, suspend payment of any distributions payable to the shareholder until so much of the call as is unpaid together with any interest which may have accrued and all expenses that may have been incurred by the company by reason of the non-payment have been paid to the company in full.

7.2    APPLICATION OF SUSPENDED DIVIDENDS
7.2.1 All distributions which would have been payable in respect of shares which are subject to a suspension of the right to distributions must be withheld and applied by the company to reduce the amount owing under the call, including amounts owing under clause 7.3.

7.2.2 The amount owing under the call may include any interest which may have accrued and all expenses which may have been incurred by the company by reason of non-payment by the shareholder under the call.

7.3    LIFTING OF SUSPENSION OF RIGHT TO DIVIDENDS
       When the total distributions withheld and applied under clause 7.2.1 equal the total amount owing under the call, including amounts owing under clause 7.2.2, the suspension of the right to distributions will be lifted, and all rights to be paid distributions on the shares will resume.

7.4    LIEN
       The company has a first and paramount lien upon every share registered in the name of a shareholder (whether solely or jointly with others) and upon the proceeds of sale of those shares, and upon any distributions from. time to time payable in respect of the shares, for all money (whether presently payable or not) payable in respect of shares held by the shareholder and for all other money presently payable by the shareholder to the company on any account whatever and also for such amounts (if any) as the company may be called upon to pay under any statute or regulation in respect of shares of a deceased or other shareholder (whether the period for the payment, fulfilment or discharge respectively has actually arrived or not).

7.5    SALE ON EXERCISE OF LIEN
7.5.1 If any sum remains unpaid in respect of which a lien on a share held by the shareholder presently exists, the board may at any time thereafter serve notice ("sale notice") on

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       the shareholder requiring payment of that sum.

7.5.2 The sale notice shall name a day (not earlier than the expiration of 14 days from the date of service of the sale notice) on or before which the payment required by the sale notice is to be made, and shall state that, in the event of non-payment on or before the time appointed, the shares in respect of which the sale notice was given will be liable to be sold by the company including a sale to itself.

7.5.3 If the requirements of any sale notice are not complied with, any share in respect of which the sale notice was given may be sold on whatever terms and in whatever manner the board decides. At any time before sale the sale may be cancelled on whatever terms the board decides. If any share is sold the residue, if any, of the proceeds of the sale after payment of all costs and expenses of the sale and all moneys owing in respect of the share sold and interest thereon and costs and expenses of any prior attempted sale in respect of that share shall be paid to the shareholder whose share has been sold or to the shareholder's executors, administrators or assigns.

7.5.4 A shareholder whose share has been sold pursuant to clause 7.5.3 shall cease to be a shareholder in respect of that share, but shall, nevertheless, remain liable to pay to the company all money which, at the time of sale, was payable by the shareholder to the company in respect of that share, but that liability shall cease if and when the company receives payment in full of all the money in respect of that share.

7.5.5 A statutory declaration in writing made by a director declaring that a share has been duly disposed of on a date stated in the declaration shall be conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to that share.

7.5.6 The company may receive the consideration, if any, given for a share on any sale of the share and may authorize any person to execute a transfer of the share in favour of the person to whom the share is sold, and that person shall be registered as a shareholder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall that person's title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale of the share.

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8      MANAGEMENT BY SHAREHOLDERS

8.1    SHAREHOLDER'S MANAGEMENT RESOLUTION IS BINDING
       The shareholders may pass a resolution relating to or for the purpose of managing or directing or supervising the management or supervision of the business or affairs of the company. Any such resolution shall be a resolution of the company and shall be binding on the board. 8.2 Resolution may not be binding The shareholders may pass a resolution regarding the management of the company, expressed as a non-binding resolution, and any such resolution, shall not be binding on the company or the board. 8.3 Resolution of the company The board has the express power to refer any matter arising out of the business or affairs of the company to the shareholders and any resolution passed by the shareholders at a general meeting directing, requiring or affirming a proposed course of conduct shall be a resolution of the company and shall be binding on the board.

9      MEETINGS OF SHAREHOLDERS

9.1    ANNUAL MEETING
9.1.1 The board must, in accordance with Section 120 of the Act (annual meeting of shareholders), call an annual meeting of shareholders to be held:

       (a) once in each calendar year other than in the calendar year of the company's incorporation;

       (b)  not later than six months after the balance date of the company; and

       (c) not later than fifteen months after the previous annual meeting or, in respect of its first annual meeting, not later than eighteen months after the company's date of incorporation.

9.1.2 The company must hold the annual meeting on the date on which it is called to be held.

9.2    SPECIAL MEETINGS
       A special meeting of shareholders entitled to vote on an issue:

       (a) may be called at any time by the board or a person who is authorized by this constitution to call the meeting; and

       (b) must be called by the board on the written request of shareholders holding shares carrying together

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            not less than 5 percent of the voting rights entitled to be exercised on the issue.

9.3    RESOLUTION IN LIEU OF MEETING
9.3.1 Subject to clause 9.3.2 a resolution in writing signed by not less than 75 percent of the shareholders who would be entitled to vote on that resolution at a meeting of shareholders who together hold not less than 75 percent of the votes entitled to be cast on that resolution, is as valid as if it had been passed at a meeting of those shareholders.

9.3.2 A resolution pursuant to Section 196(2) of the Act to not appoint an auditor may be passed as provided in clause 9.3.1 provided that the resolution must be unanimous and be signed by all the shareholders entitled to vote on the resolution.

9.3.3 Within 5 working days of a resolution being passed under this clause the company must send a copy of the resolution to every shareholder who did not sign the resolution or on whose behalf the resolution was not signed.

9.4    PROCEEDINGS AT MEETINGS OF SHAREHOLDERS
9.4.1 The provisions of the First Schedule to the Act shall apply to meetings of shareholders, including the right of shareholders to cast a postal vote.

10     APPOINTMENT AND REMOVAL OF DIRECTORS

10.1   NUMBER OF DIRECTORS
       The number of directors may not be fewer than 1 nor more than 6.

10.2   FIRST DIRECTORS

       The first directors are the persons named as the directors in the application for the incorporation of the company, or if no persons are so named the first directors are the directors first appointed under clause 10.3.

10.3   APPOINTMENT AND REMOVAL BY NOTICE

10.3.1 Subject to clauses 10.2 and 10.4 the directors are the persons appointed from time to time as directors by a notice in writing signed by shareholders holding the majority of the ordinary shares and who have not been removed or resigned or disqualified from office under this constitution.

10.3.2 A director may be removed from office at any time by a

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       notice in writing signed by the shareholders holding the majority of the ordinary shares.

10.3.3 A notice given under clauses 10.3.1 and 10.3.2 takes effect upon receipt of it at the registered office of the company (including the receipt of a facsimile copy) unless the notice specifies a later time at which the notice will take effect. The notice may comprise one or more similar documents separately signed by shareholders giving the notice.

10.3.4 A director holds office until his or her retirement, disqualification or removal in accordance with this constitution.

10.4   APPOINTMENT AND REMOVAL OF DIRECTORS BY RESOLUTION
10.4.1 In addition to the appointment or removal of directors under clause 10.3 a director may be appointed or removed from office by an ordinary resolution.

10.4.2 A resolution to appoint 2 or more directors may be voted on as one resolution without each appointment being voted individually.

10.4.3 A notice of meeting at which the removal of a director will be considered must state that the purpose of the meeting is the removal of the director.

10.5 Disqualification and removal A person will be disqualified from holding the office of director if he or she:

       (a)  is removed under clause 10.3 or clause 10.4; or

       (b)  resigns in writing; or

       (c) becomes disqualified from being a director pursuant to Sections 151, 382 or 385 of the Act.

       (d)  dies;

       (e) becomes a protected person under the Protection of Personal and Property Rights Act 1988;

       (f)  is under 18 years of age;

       (g)  is an undischarged bankrupt;

       (h) is prohibited by the Companies Act 1955 from being a director or would be so prohibited but for the repeal of that Act.

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10.6   ALTERNATE DIRECTORS
10.6.1 Every director may by notice given in writing to the company, appoint any person (including any other director) to act as an alternate director in the director's place either generally or in respect of a specified meeting or meetings during the director's absence or inability to act as a director and at the director's discretion by notice in writing to the company, to remove the director's alternate director. On any such appointment being made the alternate director, may while acting in the place of the director, represent, exercise and discharge all the powers, rights, duties and privileges (but not including the right of acting as chairperson and signing board resolutions) of the director appointing the alternate director and is subject in all respects to the same terms and provisions as that director except as regards remuneration and except as regards the power to appoint an alternate director under this constitution. For the purpose of establishing a quorum of the board an alternate director is deemed to be the director appointing him or her.

10.6.2 The notice of appointment of an alternate director should include an address for service of notice of meetings of directors. Failure to give an address will not invalidate the appointment but notice of meetings of the board need not be given to the alternate director until an address is provided to the company.

11.    INDEMNITY AND INSURANCE

11.1   INDEMNITY OF DIRECTORS AND EMPLOYEES

11.1.1 The board may cause the company to indemnify a director and former director and former employee or employee of the company or a related company for costs incurred by him or her in any proceeding:

       (a) that relates to liability for any act or omission in his or her capacity as a director or employee; and
       (b) in which judgment is given in his or her favour or in which he or she is acquitted, or which is discontinued.

11.1.2 The board may cause the company to indemnify a director or an employee or former director or former employee of the company or a related company in respect of:

       (a) liability to any person other than the company or a related company for any act or omission in his or her capacity as a director or employee; or

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       (b)  costs incurred by the director or employee in defending or settling any claim or proceeding relating to any liability under paragraph 11.1.1(a) above, provided that the liability is not criminal or (in the case of a director) in respect of a breach of the duty specified in Section 131 of the Act (duty to act in good faith and in the best interests of the company) or (in the case of an employee) in respect of a breach of any fiduciary duty owed to the company or a related company.

11.1.3 The board must ensure that particulars of any indemnity given to, or insurance effected for any director or employee of the company or related company or any such former director or employee are forthwith entered in the interests register.

11.2   INSURANCE OF DIRECTORS AND EMPLOYEES
11.2.1 The board may, subject to Section 162 of the Act, cause the company to effect insurance for directors and former directors and for employees and former employees of the company or a related company in respect of:

       (a) liability not being criminal liability, for any act or omission in his or her capacity as a director or employee; or

       (b) costs incurred by that director or employee or former director or employee in defending or settling any claim or proceeding relating to any such liability; or

       (c) costs incurred by a director or employee or former director or employee in defending any criminal proceedings in which he or she is acquitted.

11.2.2 The directors who vote in favour of authorizing the effecting of insurance under clause 11.2.1 must sign a certificate stating that, in their opinion, the cost of effecting the insurance is fair to the company. .

12     POWERS AND D13TIES OF THE 130ARD

12.1   Powers of the board
12.1.1 Subject to clause 8 the business and affairs of the company must be managed by or under the direction or supervision of the board.

12.1.2 Subject to clause 8 the board has, and may exercise, all the powers necessary for managing, directing and

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        supervising the management, business and affairs of the company except to the extent that this constitution or the Act expressly require those powers to be exercised by the shareholders or any other person.

12.2    DIRECTORS TO ACT IN GOOD FAITH
12.2.1 Subject to the subclauses, set out below in this clause 12.2 a director, when exercising powers or performing duties, must act in good faith and in what the director believes to be the best interests of the company.

12.2.2 If the company is a wholly-owned subsidiary a director may, when exercising powers or performing duties as a director, act in a manner which he or she believes is in the best interests of the company's holding company even though it may not be in the best interests of the company.

12.2.3 If the company is a subsidiary (but not a wholly-owned subsidiary) a director may when exercising powers or performing duties as a director with the prior agreement of the shareholders (other than its holding company), act in a manner which he or she believes is in the best interests of the company's holding company even though it may not be in the best interests of the company.


12.2.4 If the company is incorporated to carry out a joint venture between its shareholders the director may, when exercising powers or performing duties as a director in connection with the carrying out of the joint venture, act in a manner which he or she believes is in the best interests of a shareholder or shareholders, even though it may not be in the best interests of the company.

12.2.5 Nothing in this clause 12.2 limits the power of a director to make provision for the benefit of employees of the company in connection with the company ceasing to carry on the whole or part of its business.

12.3    GRATUITIES
12.3.1 Subject to Section 161 of the Act the board may procure the establishment and maintenance of any non-contributory or contributory pension, superannuation fund, or life assurance scheme, for the benefit of, and the grant of donations, gratuities, pensions, allowances, benefits or emoluments, to any persons (including directors and other officers) who are, or have been at any time, in the employment or service of the company, or of any company which is a subsidiary of the company and the spouses, surviving spouses, families or dependants of any of those

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        persons.

12.3.2 The board may also procure the establishment and subsidy of, or subscription and support to, any institutions, associations, clubs, funds or trusts, calculated to be for the benefit of any of the persons referred to in clause 12.3.1 or otherwise to advance the interests and well-being of the company or of any subsidiary company referred in clause 12.3.1 or of its shareholders and payments for or towards the insurance of any of those persons, and subscriptions or guarantees of money for charitable or benevolent objects, or for any exhibition, or for any public, general or useful object.

12.3.3 The board may procure any of the matters referred to in clause 12.3.1 and in clause 12.3.2 be done by the company either alone or in conjunction with any other company.

13      PROCEEDINGS OF THE BOARD

13.1    THIRD SCHEDULE TO APPLY
        The provisions of the Third Schedule to the Act apply to meetings of the board.

13.2    NOTICE TO DIRECTORS
        It is not necessary to give notice of a meeting of the board to any director for the time being absent from New Zealand but if a director is resident outside New Zealand, or to the knowledge of the company is temporarily absent from New Zealand and the director has appointed an alternate director under this constitution, notice must (subject to clause 1(3) of the Third Schedule to the Act and to clause 10.6.2 of this constitution) be given to the alternate director.

14      DIVIDENDS

14.1    DIVIDENDS PROPORTIONATE TO PAID UP CAPITAL
        Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends on shares not fully paid up shall be authorized and paid in proportion to the amount paid to the company in satisfaction of the liability of the shareholder to the company in respect of the shares under the constitution or pursuant to the terms of issue of the shares. No amount paid or credited as paid on a share, in advance of calls, is to be treated for the purpose of this clause 14.1 as paid on the share. All dividends are to be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it is to rank for dividend as from a particular date, that share will rank for dividend accordingly.

14.2    DEDUCTIONS FROM DIVIDENDS
        The board may deduct from any dividend payable to any shareholder all sums of money, if any, presently payable by that member to the company on account of calls, instalments, premiums or otherwise.

15      MANAGING DIRECTORS

15.1    APPOINTMENT AND DISMISSAL
15.1.1 The board may from time to time appoint one or more of their body to the office of managing director or managing directors of the company either for a fixed term or without any limitation as to the term.

15.1.2 Every managing director is liable to be dismissed or removed by a resolution of the board. The board may enter into any agreement on behalf of the company with any person who is or is about to become a managing director with regard to the length and terms of the managing director's employment, on the basis that the remedy of any such person for any breach of the agreement will be in damages only and that the managing director will not have a right or claim to continue in office as managing director contrary to the will of the board.

15.2    TERMINATION OF EMPLOYMENT
        A managing director is, subject to the terms of any contact, subject to the same provisions as regards resignation, removal and disqualification as the other directors and if the managing director ceases to hold the office of director for any reason the managing director will immediately cease to be a managing director.

16      NOTICES
16.1    SERVICE
        A notice may be served by the company upon any director or shareholder either personally or by posting it by fast post in a pre-paid envelope or package addressed to such director or shareholder at such person's last known address or by delivery to a document exchange or by facsimile to the facsimile telephone number of such director or shareholder.

16.2 Time of service by facsixile A notice served by facsimile shall be deemed to have been served on the day following completion of transmission of the notice.

16.3    TIME OF SERVICE BY POST
        A notice sent by post or delivered to a document exchange shall be deemed to have been served:

        (a) in the case of a person whose last known address is in New Zealand, at the expiration of 48 hours after the envelope or package containing the same was duly posted or delivered in New Zealand; and

        (b) in the case of a person whose last known address is outside.New Zealand, at the expiration of four days after the envelope or package containing the same was duly posted by fast post in New Zealand.

16.4    PROOF OF SERVICE
        In proving service by post or delivery to a document exchange it shall be sufficient to prove that the envelope or package containing the notice was properly addressed and posted or delivered with all attached postal or delivery charges paid. In proving service by facsimile, it shall be sufficient to prove that the document was properly addressed and sent by facsimile.

16.5    SERVICE ON JOINT HOLDERS
        A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register in respect of the share.

17      DEFINITIONS
17.1 In this constitution the following words and expressions have the meanings given to them in this clause:

        "ACT" means the Companies Act 1993.

        "ALTERNATE DIRECTOR" means a director appointed pursuant to clause
        10.6.1.

        "ANNUAL MEETING" means a meeting of shareholders held pursuant to clause 9.1.1.

        "BOARD" means the directors numbering not less than the required quorum acting as the board of directors of the company and where one director is a quorum it means that director so acting alone.

        "CALL" means a resolution of the board pursuant to clause 6.1.1 requiring shareholders to pay all or part of the unpaid amount of the issue price of any shares and where the context requires means the obligation of a shareholder to meet the amount due pursuant to such a resolution.

        "COMPANY" means Total Energy Systems (NZ) Limited.

        "CONSTITUTION" means this constitution of the company and all amendments to it from time to time.

        "DIRECTOR" means a person appointed and continuing in office for the time being, in accordance with this constitution, as a director of the company.

        "DISTRIBUTION" means:
        (a) the direct or indirect transfer of money or property, other than shares, by the company to or for the benefit of a shareholder; and

        (b) the incurring of a debt by the company to or for the benefit of a shareholder,

        in relation to shares held by that shareholder, and whether by means of a purchase of property, the redemption or other acquisition of shares, a distribution of indebtedness, or by some other means.

        "DIVIDEND" means a distribution by the company other than a distribution to which Section 59 (acquisition of company's own shares) or Section 76 (financial assistance in acquisition of company's shares) of the Act applies.

        "MANAGING DIRECTOR" means an employee of the company with the responsibility for the management of the company (together with any other employee) who is appointed by the board pursuant to clause 15.1.

        "ORDINARY RESOLUTION" means a resolution of shareholders approved by a simple majority of the votes of those shareholders entitled to vote and voting on the question.

        "SHARE" means a share issued by the company.

        "SHAREHOLDER" means a person:
        (a) registered in the share register as the owner of one or more shares;

        (b) until such time as his, her or its name is entered in the share register, a person named as a shareholder in the application for registration of the constitution of the company at the time of the incorporation of the company; and

        (c) until the person's name is entered in the share register, a person who is entitled to have that person's name entered in the register under a registered amalgamation proposal as a shareholder in an amalgamated company.

        "SPECIAL MEETING" means any meeting (other than an annual meeting) of shareholders entitled to vote on an issue, called at any time by the board or by any other person who by this constitution is entitled to call meetings of shareholders.

        "SPECIAL RESOLUTION" means a resolution of shareholders approved by a majority of 75 percent of the votes of those shareholders entitled to vote and voting on the question.

17.2 Words importing the singular number only include the plural number and vice versa.

17.3 A reference to a person includes any firm, company or other body corporate.

17.4 Subject to the above, expressions contained in this constitution bear the same meaning as in the Act, at the date on which this constitution becomes binding on the company.

17.5    A reference to a clause means a clause of this constitution.

17.6 The clause headings and footnotes are included for the purposes of convenience and do not affect the construction of this constitution.

This document comprising pages numbered from 1 to 18 is certified as the constitution of Total Energy Systems (NZ) Limited by the Applicant Andrew John Anderson.


DATED this 15/th day of June, 1995.


                                   __________________________________
                                   Signature of ________________

                            SECURITY TRANSFER FORM
                     For completion instructions see over
                           Please use block letters


                                    PART 1                         MARKING STAMP

FULL NAME OF ISSUER OF SECURITIES:
     TOTAL ENERGY SYSTEMS (NZ) LIMITED
--------------------------------------------------------------------------------

FULL DESCRIPTION OF SECURITIES:
     Ordinary shares
--------------------------------------------------------------------------------

QUANTITY:
     Words:    ONE HUNDRED
               -----------
     Figures:  100
               ---
     T.I.N.:   __________________ (for stock exchange use only)

SELLER(S) FULL NAME, ADDRESS, DESCRIPTION OF REGISTERED HOLDER:
          Christian Names                Surname
          ---------------                -------

Mr        Andrew John                    ANDERSON
          ----------------------------------------------------------------------
Mrs       55 Cannington Road
          ----------------------------------------------------------------------
Miss      Dunedin
          ----------------------------------------------------------------------

SELLER(S); TRANSFEROR(S):

     SIGN HERE:       /s/ Andrew John
                    -----------------------------


                    _____________________________


     INSERT DATE AND PLACE OF SIGNATURE:

     DATE:  15/6/95      PLACE:  Dunedin


STAMP OF SELLING AGE: _____________________ (Date Affixed)

I/We hereby transfer the Securities described above to the person(s) named below or the persons named in the brokers, transfers relating to the Securities described above.

                        PART II - PARTICULARS OF BUYER


_________________:
     Words:    ONE DOLLAR
               ----------
     Figures:  $1.00
               -----


BUYER(S)
FULL NAMES OF TRANSFEREE
SHOW MR, MRS, OR MISS
AND DESCRIPTION

          Christian Names                Surname
          ---------------                -------

       TOTAL ENERGY SYSTEMS LIMITED
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________


FULL POSTAL ADDRESS:

       172 Edward Street, Brisbane, Australia
--------------------------------------------------------------------------------
                                                          Postal Zone

I/We confirm that the Securities described above have been purchased in an authorized transaction (as defined in the Securities Transfer Act 1977) and I/we request that such entries be made in the register as are necessary to give effect to this transfer.


STAMP OF BUYING AGE:____________________ (Date Affixed)

                       REGISTER OF SHAREHOLDERS/MEMBERS
                      (Section 118, Companies Act, 1955)


Members Name:    Total Energy Systems Ltd.
               ------------------------------------------------------------
                 172 Edward Street
               ------------------------------------------------------------
                   Brisbane, Australia
               ------------------------------------------------------------



_______________________:


ACQUIRED SHARES:
     From:                         A.J. Anderson
                              ---------------------------------------------

     Number of
       Shares Acquired:            100
                              ---------------------------------------------

     Numbered:                From: __________________  To: _______________


TRANSFERRED SHARES:
     To:                      _____________________________________________

     Number of
       Shares Acquired:       _____________________________________________

     Numbered:                From: __________________  To: _______________

BALANCE OF SHARES HELD:            100
                              ---------------------------------------------

AMOUNT OF PAID UP CAPITAL:    _____________________________________________


CALLS ACCOUNT:

                                    CALL
---------------------------------------------------------------------------
             Date                  Number               Payable
             ----                  ------               -------


___________________________________________________________________________

NUMBER OF SHARES CALLED: __________________________________________________

CALL PER SHARE: ___________________________________________________________

PAYMENT: __________________________________________________________________

DATE PAID: ________________________________________________________________

                       REGISTER OF SHAREHOLDERS/MEMBERS
                      (Section 118, Companies Act, 1955)


Members Name:      Andrew John Anderson
               ------------------------------------------------------------
                   55 Cannington Road
               ------------------------------------------------------------
                   Dunedin
               ------------------------------------------------------------



_______________________:


ACQUIRED SHARES:
     From:                    _____________________________________________

     Number of
       Shares Acquired:           100
                              ---------------------------------------------

     Numbered:                From: ________________  To: _________________


TRANSFERRED SHARES:
     To:                          Total Energy Systems Ltd.
                              ---------------------------------------------

     Number of
       Shares Acquired:           100
                              ---------------------------------------------

     Numbered:                From: __________________  To: _______________

BALANCE OF SHARES HELD:           100
                              ---------------------------------------------

AMOUNT OF PAID UP CAPITAL:    _____________________________________________


CALLS ACCOUNT:

                                  CALL
---------------------------------------------------------------------------
              Date               Number                Payable
              ----               ------                -------


___________________________________________________________________________

NUMBER OF SHARES CALLED: __________________________________________________

CALL PER SHARE: ___________________________________________________________

PAYMENT: __________________________________________________________________

DATE PAID: ________________________________________________________________

                            REGISTER OF SECRETARIES
                      (Section 200, Companies Act, 1955)


FULL NAME:

________________________________________________________________________________



RESIDENTIAL ADDRESS:

________________________________________________________________________________



NATIONALITY:

________________________________________________________________________________



OCCUPATION AND OTHER DIRECTORATES:

________________________________________________________________________________



DATE OF APPOINTMENT:

________________________________________________________________________________



DATE OF RETIREMENT OR RESIGNATION:

________________________________________________________________________________

                             REGISTER OF DIRECTORS
                      (Section 200, Companies Act, 1955)


FULL NAME:

    Andrew John Anderson
--------------------------------------------------------------------------------



RESIDENTIAL ADDRESS:

    55 Cannington Road,  Dunegin
--------------------------------------------------------------------------------



NATIONALITY:

________________________________________________________________________________



OCCUPATION AND OTHER DIRECTORATES:

    Solicitor
--------------------------------------------------------------------------------



DATE OF APPOINTMENT:

    15/6/95
--------------------------------------------------------------------------------



DATE OF RETIREMENT OR RESIGNATION:

    15/6/95
--------------------------------------------------------------------------------

FULL NAME:

  ????? Raymond Purcell
--------------------------------------------------------------------------------



RESIDENTIAL ADDRESS:

  172 Edward St.,  Brisbone, Australia
--------------------------------------------------------------------------------



NATIONALITY:

________________________________________________________________________________



OCCUPATION AND OTHER DIRECTORATES:

________________________________________________________________________________



DATE OF APPOINTMENT:

    15/6/95
--------------------------------------------------------------------------------



DATE OF RETIREMENT OR RESIGNATION:

    29/8/95
--------------------------------------------------------------------------------

FULL NAME:

  James Harman
--------------------------------------------------------------------------------



RESIDENTIAL ADDRESS:

  21 Lester ????? Singleton 2330,  Australia
--------------------------------------------------------------------------------



NATIONALITY:

________________________________________________________________________________



OCCUPATION AND OTHER DIRECTORATES:

________________________________________________________________________________



DATE OF APPOINTMENT:

    29/8/95
--------------------------------------------------------------------------------



DATE OF RETIREMENT OR RESIGNATION:

________________________________________________________________________________